UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

Valpey-Fisher Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	1-4184	06-0737363
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)
75 South Street, Hopkinton, MA	01748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 435-6831

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

As announced in a press release dated September 30, 2008, a copy of which is attached hereto as Exhibit 99, shareholders approved at a Special Meeting held today, amendments to the Company’s Stock Option Plans (i) to permit the Board to adjust outstanding options in the event of any distribution of assets to stockholders other than an ordinary dividend and (ii) to increase the number of shares covered by the Plans by the number of shares necessary to adjust the outstanding Options as described above but in no event in excess of 387,215 shares under the Plans.

As a result of the approval of the amendments to the Company’s Stock Option Plans, the special one-time cash dividend announced on August 7, 2008 in the amount of $1.50 per share will be paid on October 17, 2008 to Valpey-Fisher’s shareholders of record on October 6, 2008.

Item 9.01     Financial Statements and Exhibits.

Exhibit Number	Description

99	Press release dated September 30, 2008 announcing that Shareholders Approve Amendments to Stock Option Plans

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valpey-Fisher Corporation

Date:	September 30, 2008	By:	/s/ Michael J. Kroll
Michael J. Kroll
Vice President, Treasurer and
Chief Financial Officer